AGREEMENT AND PLAN OF
REORGANIZATION
      This AGREEMENT AND PLAN OF
REORGANIZATION (the "Agreement") is made
as of the 7th day of June, 2013, by and among
Pioneer Independence Fund, a Delaware statutory
trust, on behalf of its series, Pioneer Independence
Fund, with its principal place of business at 60 State
Street, Boston, Massachusetts 02109, Pioneer Series
Trust V, a Delaware statutory trust, on behalf of its
series, Pioneer Disciplined Growth Fund, with its
principal place of business at 60 State Street, Boston,
Massachusetts 02109, and, solely for purposes of
paragraph 9.2 hereof, Pioneer Investment
Management, Inc. ("Pioneer").  Pioneer
Independence Fund and Pioneer Disciplined Growth
Fund are sometimes referred to collectively herein as
the "Funds" and individually as a "Fund."
      This Agreement is intended to constitute a
plan of a "reorganization" as defined in Section
368(a) of the United States Internal Revenue Code of
1986, as amended (the "Code"), and the Treasury
Regulations thereunder.  The reorganization (the
"Reorganization") will consist of (1) the transfer of
all of the assets of Pioneer Disciplined Growth Fund
to Pioneer Independence Fund solely in exchange for
(A) the issuance of Class A, Class C and Class Y
shares of beneficial interest of Pioneer Independence
Fund (collectively, the "Independence Fund
Shares" and each, an "Independence Fund
Share") to Pioneer Disciplined Growth Fund, and
(B) the assumption by Pioneer Independence Fund of
all of the liabilities of Pioneer Disciplined Growth
Fund on the closing date of the Reorganization (the
"Closing Date"), and (2) the distribution by Pioneer
Disciplined Growth Fund, on or promptly after the
Closing Date as provided herein, of the
Independence Fund Shares to the shareholders of
Pioneer Disciplined Growth Fund in complete
liquidation of Pioneer Disciplined Growth Fund, all
upon the terms and conditions hereinafter set forth in
this Agreement.  The parties hereby adopt this
Agreement as a "plan of reorganization" within the
meaning of Treasury Regulations Sections 1.368-
2(g) and 1.368-3(a).
      WHEREAS, Pioneer Independence Fund
and Pioneer Series Trust V are each registered
investment companies classified as management
companies of the open-end type.
      WHEREAS, Pioneer Independence Fund is
authorized to issue shares of beneficial interest.
      WHEREAS, the Board of Trustees of each
of Pioneer Independence Fund and Pioneer Series
Trust V have determined that the Reorganization is
in the best interests of Pioneer Independence Fund
shareholders and Pioneer Disciplined Growth Fund
shareholders, respectively, and is not dilutive of the
interests of those shareholders.
      NOW, THEREFORE, in consideration of
the premises of the covenants and agreements
hereinafter set forth, the parties hereto covenant and
agree as follows:
1.	TRANSFER OF ASSETS OF PIONEER
DISCIPLINED GROWTH FUND IN
EXCHANGE FOR SHARES OF
PIONEER INDEPENDENCE FUND AND
ASSUMPTION OF THE ASSUMED
LIABILITIES; LIQUIDATION AND
TERMINATION OF PIONEER
DISCIPLINED GROWTH FUND.
      1.1	Subject to the terms and conditions
herein set forth and on the basis of the
representations and warranties contained herein,
Pioneer Disciplined Growth Fund will transfer all of
its assets as set forth in Paragraph 1.2 (the
"Disciplined Growth Fund Assets") to Pioneer
Independence Fund free and clear of all liens and
encumbrances (other than those arising under the
Securities Act of 1933, as amended (the "Securities
Act"), liens for taxes not yet due and contractual
restrictions on the transfer of the Disciplined Growth
Fund Assets) and Pioneer Independence Fund agrees
in exchange therefor: (i) to issue to Pioneer
Disciplined Growth Fund the number of
Independence Fund Shares, including fractional
Independence Fund Shares, of each class with an
aggregate net asset value ("NAV") equal to the NAV
of Pioneer Disciplined Growth Fund attributable to
the corresponding class of Pioneer Disciplined
Growth Fund's shares, as determined in the manner
set forth in Paragraphs 2.1 and 2.2; and (ii) to
assume all of the liabilities and obligations of
Pioneer Disciplined Growth Fund, whether accrued
or contingent, known or unknown, existing at the
Closing Date (collectively, the "Assumed
Liabilities").  Such transactions shall take place at
the Closing (as defined in Paragraph 3.1 below).
      1.2	(a)	The Disciplined Growth Fund
Assets shall consist of all of Pioneer Disciplined
Growth Fund's property, including, without
limitation, all portfolio securities and instruments,
dividends and interest receivables, cash, goodwill,
contractual rights and choses in action of Pioneer
Disciplined Growth Fund or Pioneer Series Trust V
in respect of Pioneer Disciplined Growth Fund, all
other intangible property owned by Pioneer
Disciplined Growth Fund, originals or copies of all
books and records of Pioneer Disciplined Growth
Fund, and all other assets of Pioneer Disciplined
Growth Fund on the Closing Date.  Pioneer
Independence Fund shall also be entitled to receive
copies of all records that Pioneer Disciplined Growth
Fund is required to maintain under the Investment
Company Act of 1940, as amended (the
"Investment Company Act"), and the rules of the
Securities and Exchange Commission (the
"Commission") promulgated thereunder to the
extent such records pertain to Pioneer Disciplined
Growth Fund.
            (b)	Pioneer Disciplined Growth
Fund has provided Pioneer Independence Fund with
a list of all of Pioneer Disciplined Growth Fund's
securities and other assets as of the date of execution
of this Agreement, and Pioneer Independence Fund
has provided Pioneer Disciplined Growth Fund with
a copy of the current fundamental investment
policies and restrictions and fair value procedures
applicable to Pioneer Independence Fund.  Pioneer
Disciplined Growth Fund reserves the right to sell
any of such securities or other assets before the
Closing Date (except to the extent sales may be
limited by representations of Pioneer Disciplined
Growth Fund contained herein or in the Disciplined
Growth Fund Tax Representation Certificate (as
defined below) and made in connection with the
issuance of the tax opinion provided for in Paragraph
8.4 hereof) and agrees not to acquire any portfolio
security that is not an eligible investment for, or that
would violate an investment policy or restriction of,
Pioneer Independence Fund.
      1.3	Pioneer Disciplined Growth Fund will
endeavor to discharge all of its known liabilities and
obligations that are or will become due prior to the
Closing.
      1.4	On or as soon after the Closing Date
as is conveniently practicable (the "Liquidation
Date"), Pioneer Series Trust V shall liquidate
Pioneer Disciplined Growth Fund and distribute pro
rata to its shareholders of record, determined as of
the close of regular trading on the New York Stock
Exchange on the Closing Date (the "Disciplined
Growth Fund Shareholders"), the Independence
Fund Shares received by Pioneer Disciplined Growth
Fund pursuant to Paragraph 1.1 hereof.  Each
Disciplined Growth Fund Shareholder shall receive
the number of full and fractional Independence Fund
Shares of the class corresponding to the class of
shares of beneficial interest in Pioneer Disciplined
Growth Fund (the "Disciplined Growth Fund
Shares") held by such Disciplined Growth Fund
Shareholder that have an aggregate NAV equal to
the aggregate NAV of the Disciplined Growth Fund
Shares held of record by such Disciplined Growth
Fund Shareholder on the Closing Date.  Such
liquidation and distribution will be accomplished by
Pioneer Series Trust V instructing Pioneer
Independence Fund on behalf of its series to transfer
the Independence Fund Shares then credited to the
account of Pioneer Disciplined Growth Fund on the
books of Pioneer Independence Fund to open
accounts on the share records of Pioneer
Independence Fund established and maintained by
Pioneer Independence Fund's transfer agent in the
names of the Disciplined Growth Fund Shareholders
and representing the respective pro rata number of
the Independence Fund Shares due the Disciplined
Growth Fund Shareholders.  Pioneer Series Trust V
shall promptly provide Pioneer Independence Fund
on behalf of its series with evidence of such
liquidation and distribution.  All issued and
outstanding Disciplined Growth Fund Shares will
simultaneously be cancelled on the books of Pioneer
Disciplined Growth Fund, and Pioneer Disciplined
Growth Fund will be dissolved.  Pioneer
Independence Fund shall not issue certificates
representing the Independence Fund Shares in
connection with such exchange.
      1.5	Ownership of Independence Fund
Shares will be shown on the books of Pioneer
Independence Fund's transfer agent.  Any
certificates representing ownership of Disciplined
Growth Fund Shares that remain outstanding on the
Closing Date shall be deemed to be cancelled and
shall no longer evidence ownership of Disciplined
Growth Fund Shares.
      1.6	Any transfer taxes payable upon
issuance of Independence Fund Shares in a name
other than the registered holder of the Disciplined
Growth Fund Shares on the books of Pioneer
Disciplined Growth Fund as of that time shall, as a
condition of such issuance and transfer, be paid by
the person to whom such Independence Fund Shares
are to be issued and transferred.
      1.7	Any reporting responsibility of
Pioneer Series Trust V with respect to Pioneer
Disciplined Growth Fund for periods ending on or
before the Closing Date, including, but not limited
to, the responsibility for filing of regulatory reports,
or other documents with the Commission, any state
securities commissions, and any federal, state or
local tax authorities or any other relevant regulatory
authority, is and shall remain the responsibility of
Pioneer Disciplined Growth Fund.
2.	VALUATION
      2.1	The NAV per share of each class of
the Independence Fund Shares and the NAV per
share of each class of Pioneer Disciplined Growth
Fund shall, in each case, be determined as of the
close of regular trading on the New York Stock
Exchange (generally, 4:00 p.m., Eastern time) on the
Closing Date (the "Valuation Time").  Pioneer shall
compute the NAV per Independence Fund Share in
the manner set forth in Pioneer Independence Fund's
Agreement and Declaration of Trust (the
"Declaration"), or By-Laws, and Pioneer
Independence Fund's then-current prospectus and
statement of additional information.  Pioneer shall
compute the NAV per share of Pioneer Disciplined
Growth Fund in the manner set forth in Pioneer
Series Trust V's Agreement and Declaration of
Trust, or By-Laws, and Pioneer Disciplined Growth
Fund's then-current prospectus and statement of
additional information.  Pioneer shall confirm to
Pioneer Independence Fund the NAV of Pioneer
Disciplined Growth Fund.
      2.2	The number of shares of each class of
Independence Fund Shares to be issued (including
fractional shares, if any) in exchange for the
Disciplined Growth Fund Assets and the assumption
of the Assumed Liabilities shall be determined by
Pioneer by dividing the NAV of Pioneer Disciplined
Growth Fund attributable to each class of Pioneer
Disciplined Growth Fund's shares, as determined in
accordance with Paragraph 2.1, by the NAV of an
Independence Fund Share of the corresponding class,
as determined in accordance with Paragraph 2.1.
      2.3	Pioneer Independence Fund and
Pioneer Disciplined Growth Fund shall cause
Pioneer to deliver a copy of its valuation report to
the other party at Closing (as defined in Paragraph
3.1).  All computations of value shall be made by
Pioneer or its agents in accordance with its regular
practice as pricing agent for Pioneer Independence
Fund and Pioneer Disciplined Growth Fund.
3.	CLOSING AND CLOSING DATE
      3.1	The Closing Date shall be June 7,
2013, or such other earlier or later date as the parties
may agree.  All acts necessary to consummate the
Reorganization (the "Closing") shall be deemed to
take place simultaneously as of 5:00 p.m. (Eastern
time) on the Closing Date unless otherwise agreed
by the parties.  The Closing shall be held at the
offices of Bingham McCutchen LLP, One Federal
Street, Boston, Massachusetts, or at such other place
as the parties may agree.
      3.2	Portfolio securities that are held other
than in book-entry form in the name of Brown
Brothers Harriman & Co. (the "Disciplined Growth
Fund Custodian") as record holder for Pioneer
Disciplined Growth Fund shall be presented by
Pioneer Disciplined Growth Fund to Brown Brothers
Harriman & Co. (the "Independence Fund
Custodian") for examination no later than three (3)
business days preceding the Closing Date.  Such
portfolio securities shall be delivered by Pioneer
Disciplined Growth Fund to the Independence Fund
Custodian for the account of Pioneer Independence
Fund on the Closing Date, duly endorsed in proper
form for transfer, in such condition as to constitute
good delivery thereof in accordance with the custom
of brokers, and shall be accompanied by all
necessary federal and state stock transfer stamps or a
check for the appropriate purchase price thereof.
Portfolio securities held of record by the Disciplined
Growth Fund Custodian in book-entry form on
behalf of Pioneer Disciplined Growth Fund shall be
delivered by the Disciplined Growth Fund Custodian
through the Depository Trust Company to the
Independence Fund Custodian and by the
Independence Fund Custodian recording the
beneficial ownership thereof by Pioneer
Independence Fund on the Independence Fund
Custodian's records.  Any cash shall be delivered by
the Disciplined Growth Fund Custodian transmitting
immediately available funds by wire transfer to the
Independence Fund Custodian the cash balances
maintained by the Disciplined Growth Fund
Custodian and the Independence Fund Custodian
crediting such amount to the account of Pioneer
Independence Fund.
      3.3	The Independence Fund Custodian
shall deliver within one business day after the
Closing a certificate of an authorized officer stating
that: (a) the Disciplined Growth Fund Assets have
been delivered in proper form to Pioneer
Independence Fund on the Closing Date, and (b) all
necessary transfer taxes including all applicable
federal and state stock transfer stamps, if any, have
been paid, or provision for payment has been made
in conjunction with the delivery of portfolio
securities as part of the Disciplined Growth Fund
Assets.
      3.4	If on the Closing Date (a) the New
York Stock Exchange is closed to trading or trading
thereon shall be restricted or (b) trading or the
reporting of trading on such exchange or elsewhere
is disrupted so that accurate appraisal of the NAV of
the Independence Fund Shares or Pioneer
Disciplined Growth Fund pursuant to Paragraph 2.1
is impracticable (in the judgment of the Board of
Pioneer Independence Fund with respect to its series
Pioneer Independence Fund and the Board of
Pioneer Series Trust V with respect to Pioneer
Disciplined Growth Fund), the Closing Date shall be
postponed until the first business day after the day
when trading shall have been fully resumed and
reporting shall have been restored or such later date
as may be mutually agreed in writing by an
authorized officer of each party.
      3.5	Pioneer Disciplined Growth Fund
shall deliver at the Closing a list of the names,
addresses, federal taxpayer identification numbers
and backup withholding and nonresident alien
withholding statuses and certificates of the
Disciplined Growth Fund Shareholders and the
number and percentage ownership of outstanding
Disciplined Growth Fund Shares owned by each
Disciplined Growth Fund Shareholder as of the
Valuation Time, certified by the President or Vice
President or a Secretary or Assistant Secretary of
Pioneer Series Trust V and its Treasurer, Secretary
or other authorized officer (the "Shareholder List")
as being an accurate record of the information (a)
provided by the Disciplined Growth Fund
Shareholders, (b) provided by the Disciplined
Growth Fund Custodian, or (c) derived from Pioneer
Series Trust V's records by such officers or one of
Pioneer Series Trust V's service providers.  Pioneer
Independence Fund shall issue and deliver to Pioneer
Disciplined Growth Fund a confirmation evidencing
the Independence Fund Shares to be credited on the
Closing Date, or provide evidence satisfactory to
Pioneer Disciplined Growth Fund that such
Independence Fund Shares have been credited to
Pioneer Disciplined Growth Fund's account on the
books of Pioneer Independence Fund.  At the
Closing, each party shall deliver to the other such
bills of sale, checks, assignments, stock certificates,
receipts or other documents as such other party or its
counsel may reasonably request.
4.	REPRESENTATIONS AND
WARRANTIES
      4.1	Except as set forth on Schedule 4.1 of
this Agreement, Pioneer Series Trust V, on behalf of
Pioneer Disciplined Growth Fund, represents,
warrants and covenants to Pioneer Independence
Fund as follows:
            (a)	Pioneer Disciplined Growth
Fund is a series of Pioneer Series Trust V.  Pioneer
Series Trust V is a statutory trust validly existing and
in good standing under the laws of the State of
Delaware and has the power to own all of its
properties and assets and to perform its obligations
under this Agreement.  Pioneer Disciplined Growth
Fund is not required to qualify to do business in any
jurisdiction in which it is not so qualified or where
failure to qualify would subject it to any material
liability or disability. Pioneer Disciplined Growth
Fund has all necessary federal, state and local
authorizations to own all of its properties and assets
and to carry on its business as now being conducted;
            (b)	Pioneer Series Trust V is a
registered investment company classified as a
management company of the open-end type, and its
registration with the Commission as an investment
company under the Investment Company Act is in
full force and effect;
            (c)	Pioneer Series Trust V is not
in violation of, and the execution and delivery of this
Agreement and the performance of its obligations
under this Agreement on behalf of Pioneer
Disciplined Growth Fund will not result in a material
violation of, any provision of Pioneer Series Trust
V's Declaration or By-Laws or any material
agreement, indenture, instrument, contract, lease or
other undertaking with respect to Pioneer
Disciplined Growth Fund to which Pioneer Series
Trust V, on behalf of Pioneer Disciplined Growth
Fund, is a party or by which Pioneer Disciplined
Growth Fund or any of its assets are bound;
            (d)	No litigation or administrative
proceeding or investigation of or before any court or
governmental body is currently pending or to its
knowledge threatened against Pioneer Disciplined
Growth Fund or any of Pioneer Disciplined Growth
Fund's properties or assets that, if adversely
determined, would materially and adversely affect its
financial condition or the conduct of Pioneer
Disciplined Growth Fund's business.  Pioneer
Disciplined Growth Fund is not a party to or subject
to the provisions of any order, decree or judgment of
any court or governmental body which materially
adversely affects Pioneer Disciplined Growth Fund's
business or its ability to consummate the transactions
contemplated herein or would be binding upon
Pioneer Independence Fund as the successor to
Pioneer Disciplined Growth Fund;
            (e)	All material contracts or other
commitments of Pioneer Disciplined Growth Fund
(other than this Agreement or agreements for the
purchase and sale of securities entered into in the
ordinary course of business and consistent with its
obligations under this Agreement) will terminate at
or prior to the Closing Date and no such termination
will result in liability to Pioneer Disciplined Growth
Fund (or Pioneer Independence Fund);
            (f)	The Statement of Assets and
Liabilities of Pioneer Disciplined Growth Fund, and
the related Statements of Operations and Changes in
Net Assets, as of and for the fiscal year ended
August 31, 2012, have been audited by Ernst &
Young LLP, independent registered public
accounting firm, and are in accordance with
generally accepted accounting principles ("GAAP")
consistently applied and fairly reflect, in all material
respects, the financial condition of Pioneer
Disciplined Growth Fund as of such date and the
results of its operations for the period then ended,
and all known liabilities, whether actual or
contingent, of Pioneer Disciplined Growth Fund as
of the date thereof are disclosed therein.  The
Statement of Assets and Liabilities will be in
accordance with GAAP consistently applied and will
fairly reflect, in all material respects, the financial
condition of Pioneer Disciplined Growth Fund as of
such date and the results of its operations for the
period then ended.  Except for the Assumed
Liabilities, Pioneer Disciplined Growth Fund will
not have any known or contingent liabilities on the
Closing Date.  No significant deficiency, material
weakness, fraud, significant change or other factor
that could significantly affect the internal controls of
Pioneer Disciplined Growth Fund has been disclosed
or is required to be disclosed in Pioneer Disciplined
Growth Fund's reports on Form N-CSR to enable the
chief executive officer and chief financial officer or
other officers of Pioneer Series Trust V to make the
certifications required by the Sarbanes-Oxley Act,
and no deficiency, weakness, fraud, change, event or
other factor exists with respect to Pioneer
Disciplined Growth Fund that will be required to be
disclosed in Pioneer Disciplined Growth Fund's
Form N-CSR after the Closing Date;
            (g)	Since the most recent fiscal
year end, except as specifically disclosed in Pioneer
Disciplined Growth Fund's prospectus or its
statement of additional information as in effect on
the date of this Agreement, or its semi-annual report
for the six-month period ended February 28, 2013,
there has not been any material adverse change in
Pioneer Disciplined Growth Fund's financial
condition, assets, liabilities, business or prospects, or
any incurrence by Pioneer Disciplined Growth Fund
of indebtedness, except for normal contractual
obligations incurred in the ordinary course of
business or in connection with the settlement of
purchases and sales of portfolio securities.  For the
purposes of this subparagraph (g) (but not for any
other purpose of this Agreement), a decline in NAV
per Disciplined Growth Fund Share arising out of its
normal investment operations or a decline in market
values of securities in Pioneer Disciplined Growth
Fund's portfolio, a decline in net assets of Pioneer
Disciplined Growth Fund as a result of redemptions
or the discharge of Pioneer Disciplined Growth
Fund's liabilities shall not constitute a material
adverse change;
            (h)	Pioneer Disciplined Growth
Fund is a separate series of Pioneer Series Trust V
treated as a separate corporation from each other
series of Pioneer Series Trust V under Section
851(g) of the Code.  For each taxable year of its
existence, including the taxable year ending on the
Closing Date, Pioneer Disciplined Growth Fund has
had in effect an election to be treated as a "regulated
investment company" under Subchapter M of the
Code, has satisfied or will satisfy all of the
requirements of Subchapter M of the Code for
treatment as a regulated investment company, and
has been or will be eligible to compute its federal
income tax under Section 852 of the Code.
            (i)	All issued and outstanding
Disciplined Growth Fund Shares are, and at the
Closing Date will be, legally issued and outstanding,
fully paid and nonassessable by Pioneer Disciplined
Growth Fund.  All of the issued and outstanding
Disciplined Growth Fund Shares will, at the time of
Closing, be held of record by the persons and in the
amounts set forth in the Shareholder List submitted
to Pioneer Independence Fund pursuant to Paragraph
3.5 hereof.  Pioneer Disciplined Growth Fund does
not have outstanding any options, warrants or other
rights to subscribe for or purchase any Disciplined
Growth Fund Shares, nor is there outstanding any
security convertible into any Disciplined Growth
Fund Shares;
            (j)	At the Closing Date, Pioneer
Disciplined Growth Fund will have good and
marketable title to the Disciplined Growth Fund
Assets, and full right, power and authority to sell,
assign, transfer and deliver the Disciplined Growth
Fund Assets to Pioneer Independence Fund, and,
upon delivery and payment for the Disciplined
Growth Fund Assets, Pioneer Independence Fund
will acquire good and marketable title thereto,
subject to no restrictions on the full transfer thereof,
except such restrictions as might arise under the
Securities Act;
            (k)	Pioneer Series Trust V has the
trust power and authority, on behalf of Pioneer
Disciplined Growth Fund, to enter into and perform
its obligations under this Agreement.  The execution,
delivery and performance of this Agreement have
been duly authorized by all necessary action on the
part of Pioneer Series Trust V's Board of Trustees,
and, assuming due authorization, execution and
delivery by Pioneer Series Trust V, on behalf of
Pioneer Disciplined Growth Fund, this Agreement
will constitute a valid and binding obligation of
Pioneer Series Trust V, on behalf of Pioneer
Disciplined Growth Fund, enforceable in accordance
with its terms, subject as to enforcement, to
bankruptcy, insolvency, reorganization, moratorium
and other laws relating to or affecting creditors'
rights and to general equity principles;
            (l)	The information to be
furnished by Pioneer Series Trust V, on behalf of
Pioneer Disciplined Growth Fund, to Pioneer
Independence Fund for use in applications for
orders, registration statements and other documents
which may be necessary in connection with the
transactions contemplated hereby and any
information necessary to compute the total return of
Pioneer Disciplined Growth Fund shall be accurate
and complete in all material respects and shall
comply in all material respects with federal securities
and other laws and regulations applicable thereto or
the requirements of any form for which its use is
intended, and shall not contain any untrue statement
of a material fact or omit to state a material fact
necessary to make the information provided not
misleading;
            (m)	No consent, approval,
authorization or order of or filing with any court or
governmental authority is required for the execution
of this Agreement or the consummation of the
transactions contemplated by this Agreement by
Pioneer Series Trust V or Pioneer Disciplined
Growth Fund, except such as may be required under
the Securities Act, the Securities Exchange Act of
1934, as amended (the "Exchange Act"), the
Investment Company Act and the rules and
regulations of the Commission thereunder, state
securities laws and the Hart-Scott-Rodino Act;
            (n)	The provisions of Pioneer
Series Trust V's Declaration, Pioneer Series Trust
V's By-Laws and Delaware law do not require the
shareholders of Pioneer Disciplined Growth Fund to
approve this Agreement or the transactions
contemplated herein in order for Pioneer Series Trust
V or Pioneer Disciplined Growth Fund to
consummate the transactions contemplated herein;
            (o)	All of the issued and
outstanding Disciplined Growth Fund Shares have
been offered for sale and sold in compliance in all
material respects with all applicable federal and state
securities laws, except as may have been previously
disclosed in writing to Pioneer Independence Fund;
            (p)	The current prospectus and
statement of additional information of Pioneer
Disciplined Growth Fund and any amendments or
supplements thereto did not as of their dates or the
dates of their distribution to the public contain any
untrue statement of a material fact or omit to state a
material fact required to be stated therein or
necessary to make the statements therein, in light of
the circumstances in which such statements were
made, not materially misleading;
            (q)	Pioneer Disciplined Growth
Fund currently complies in all material respects with
the requirements of, and the rules and regulations
under, the Investment Company Act, the Securities
Act, the Exchange Act, state "Blue Sky" laws and all
other applicable federal and state laws or regulations.
Pioneer Disciplined Growth Fund currently complies
in all material respects with all investment
objectives, policies, guidelines and restrictions and
any compliance procedures established by Pioneer
Series Trust V with respect to Pioneer Disciplined
Growth Fund.  All advertising and sales material
currently used by Pioneer Disciplined Growth Fund
complies in all material respects with the applicable
requirements of the Securities Act, the Investment
Company Act, the rules and regulations of the
Commission promulgated thereunder, and, to the
extent applicable, the Conduct Rules of the Financial
Industry Regulatory Authority ("FINRA") and any
applicable state regulatory authority.  All registration
statements, prospectuses, reports, proxy materials or
other filings required to be made or filed with the
Commission, FINRA or any state securities
authorities used by Pioneer Disciplined Growth Fund
during the three (3) years prior to the date of this
Agreement have been duly filed and have been
approved or declared effective, if such approval or
declaration of effectiveness is required by law.  Such
registration statements, prospectuses, reports, proxy
materials and other filings under the Securities Act,
the Exchange Act and the Investment Company Act
(i) are or were in compliance in all material respects
with the requirements of all applicable statutes and
the rules and regulations thereunder and (ii) do not or
did not contain any untrue statement of a material
fact or omit to state a material fact required to be
stated therein or necessary to make the statements
therein, in light of the circumstances in which they
were made, not false or misleading;
            (r)	Neither Pioneer Disciplined
Growth Fund nor, to the knowledge of Pioneer
Disciplined Growth Fund, any "affiliated person" of
Pioneer Disciplined Growth Fund has been
convicted of any felony or misdemeanor, described
in Section 9(a)(1) of the Investment Company Act,
nor, to the knowledge of Pioneer Disciplined Growth
Fund, has any affiliated person of Pioneer
Disciplined Growth Fund been the subject, or
presently is the subject, of any proceeding or
investigation with respect to any disqualification that
would be a basis for denial, suspension or revocation
of registration as an investment adviser under
Section 203(e) of the Investment Advisers Act of
1940, as amended (the "Investment Advisers Act"),
or Rule 206(4)-4(b) thereunder or of a broker-dealer
under Section 15 of the Exchange Act, or for
disqualification as an investment adviser, employee,
officer or director of an investment company under
Section 9 of the Investment Company Act; and
            (s)	The tax representation
certificate to be delivered by Pioneer Series Trust V,
on behalf of Pioneer Disciplined Growth Fund, to
Bingham McCutchen LLP at the Closing pursuant to
Paragraph 7.4 (the "Disciplined Growth Fund Tax
Representation Certificate") will not on the
Closing Date contain any untrue statement of a
material fact or omit to state a material fact
necessary to make the statements therein not
misleading.
      4.2	Except as set forth on Schedule 4.2 of
this Agreement, Pioneer Independence Fund, on
behalf of its series Pioneer Independence Fund,
represents, warrants and covenants to Pioneer
Disciplined Growth Fund, as follows:
            (a)	Pioneer Independence Fund is
a series of Pioneer Independence Fund.  Pioneer
Independence Fund is a statutory trust validly
existing and in good standing under the laws of the
State of Delaware.  Pioneer Independence Fund has
the power to own all of its properties and assets and
to perform its obligations under this Agreement.
Pioneer Independence Fund is not required to qualify
to do business in any jurisdiction in which it is not so
qualified or where failure to qualify would subject it
to any material liability or disability.  Pioneer
Independence Fund has all necessary federal, state
and local authorizations to own all of its properties
and assets and to carry on its business as now being
conducted;
            (b)	Pioneer Independence Fund is
a registered investment company classified as a
management company of the open-end type, and its
registration with the Commission as an investment
company under the Investment Company Act is in
full force and effect;
            (c)	The current prospectus and
statement of additional information of Pioneer
Independence Fund and any amendment or
supplement thereto, conform or conformed at the
time of their distribution to the public in all material
respects to the applicable requirements of the
Securities Act and the Investment Company Act and
the rules and regulations of the Commission
promulgated thereunder and do not or did not at the
time of their distribution to the public include any
untrue statement of a material fact or omit to state
any material fact required to be stated therein or
necessary to make the statements therein, in light of
the circumstances under which they were made, not
materially misleading;
            (d)	Pioneer Independence Fund's
registration statement on Form N-1A with respect to
its series Pioneer Independence Fund that will be in
effect on the Closing Date, and the prospectus and
statement of additional information of Pioneer
Independence Fund included therein, will conform in
all material respects with the applicable requirements
of the Securities Act and the Investment Company
Act and the rules and regulations of the Commission
thereunder, and did not as of the effective date
thereof and will not as of the Closing Date contain
any untrue statement of a material fact or omit to
state any material fact required to be stated therein or
necessary to make the statements therein, in light of
the circumstances in which they were made, not
misleading;
            (e)	Pioneer Independence Fund is
not in violation of, and the execution and delivery of
this Agreement and performance of its obligations
under this Agreement on behalf of its series Pioneer
Independence Fund will not result in a material
violation of, any provisions of the Declaration or By-
Laws of Pioneer Independence Fund or any material
agreement, indenture, instrument, contract, lease or
other undertaking with respect to Pioneer
Independence Fund to which Pioneer Independence
Fund, on behalf of its series Pioneer Independence
Fund, is a party or by which Pioneer Independence
Fund or any of its assets is bound;
            (f)	No litigation or administrative
proceeding or investigation of or before any court or
governmental body is currently pending or to its
knowledge threatened against Pioneer Independence
Fund or any of Pioneer Independence Fund's
properties or assets that, if adversely determined,
would materially and adversely affect its financial
condition or the conduct of Pioneer Independence
Fund's business.  Pioneer Independence Fund is not
a party to or subject to the provisions of any order,
decree or judgment of any court or governmental
body which materially adversely affects Pioneer
Independence Fund's business or its ability to
consummate the transactions contemplated herein;
            (g)	The Statement of Assets and
Liabilities of Pioneer Independence Fund, and the
related Statements of Operations and Changes in Net
Assets, as of and for the fiscal year ended December
31, 2012 have been audited by Ernst & Young LLP,
independent registered public accounting firm, and
are in accordance with GAAP consistently applied
and fairly reflect, in all material respects, the
financial condition of Pioneer Independence Fund as
of such date and the results of its operations for the
period then ended, and all known liabilities, whether
actual or contingent, of Pioneer Independence Fund
as of the date thereof are disclosed therein;
            (h)	Since the most recent fiscal
year end, except as specifically disclosed in Pioneer
Independence Fund's prospectus or its statement of
additional information as in effect on the date of this
Agreement, there has not been any material adverse
change in Pioneer Independence Fund's financial
condition, assets, liabilities, business or prospects, or
any incurrence by Pioneer Independence Fund of
indebtedness, except for normal contractual
obligations incurred in the ordinary course of
business or in connection with the settlement of
purchases and sales of portfolio securities.  For the
purposes of this subparagraph (h) (but not for any
other purpose of this Agreement), a decline in NAV
per Independence Fund Share arising out of its
normal investment operations or a decline in market
values of securities in Pioneer Independence Fund's
portfolio, a decline in net assets of Pioneer
Independence Fund as a result of redemptions or the
discharge of Pioneer Independence Fund's liabilities
shall not constitute a material adverse change;
            (i)	Pioneer Independence Fund is
the sole series of Pioneer Independence Fund.  For
each taxable year of its existence, Pioneer
Independence Fund has had in effect an election to
be treated as a "regulated investment company"
under Subchapter M of the Code, has satisfied all of
the requirements of Subchapter M of the Code for
treatment as a regulated investment company, and
has been eligible to compute its federal income tax
under Section 852 of the Code.  Pioneer
Independence Fund expects to satisfy such
requirements and be so eligible for its taxable year
that includes the Closing Date;
            (j)	The authorized capital of
Pioneer Independence Fund consists of an unlimited
number of shares of beneficial interest, no par value
per share.  As of the Closing Date, Pioneer
Independence Fund will be authorized to issue an
unlimited number of shares of beneficial interest, no
par value per share.  The Independence Fund Shares
to be issued and delivered to Pioneer Disciplined
Growth Fund for the account of the Disciplined
Growth Fund Shareholders pursuant to the terms of
this Agreement will have been duly authorized on
the Closing Date and, when so issued and delivered,
will be legally issued and outstanding, fully paid and
non-assessable.  Pioneer Independence Fund does
not have outstanding any options, warrants or other
rights to subscribe for or purchase any Independence
Fund Shares, nor is there outstanding any security
convertible into any Independence Fund Shares;
            (k)	All issued and outstanding
Independence Fund Shares are, and on the Closing
Date will be, legally issued, fully paid and non-
assessable and have been offered and sold in every
state and the District of Columbia in compliance in
all material respects with all applicable federal and
state securities laws;
            (l)	Pioneer Independence Fund
has the trust power and authority, on behalf of its
series Pioneer Independence Fund, to enter into and
perform its obligations under this Agreement.  The
execution, delivery and performance of this
Agreement have been duly authorized by all
necessary action on the part of Pioneer Independence
Fund's Board of Trustees, and, assuming due
authorization, execution and delivery by Pioneer
Independence Fund, on behalf of its series Pioneer
Independence Fund, this Agreement will constitute a
valid and binding obligation of Pioneer
Independence Fund, on behalf of its series Pioneer
Independence Fund, enforceable in accordance with
its terms, subject as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium and other
laws relating to or affecting creditors' rights and to
general equity principles;
            (m)	The information to be
furnished in writing by Pioneer Independence Fund,
on behalf of its series Pioneer Independence Fund,
for use in applications for orders, registration
statements and other documents which may be
necessary in connection with the transactions
contemplated hereby shall be accurate and complete
in all material respects and shall comply in all
material respects with federal securities and other
laws and regulations applicable thereto or the
requirements of any form for which its use is
intended, and shall not contain any untrue statement
of a material fact or omit to state a material fact
necessary to make the information provided not
misleading;
            (n)	No consent, approval,
authorization or order of or filing with any court or
governmental authority is required for the execution
of this Agreement or the consummation of the
transactions contemplated by this Agreement by
Pioneer Independence Fund or its series Pioneer
Independence Fund, except such as may be required
under the Securities Act, the Exchange Act, the
Investment Company Act and the rules and
regulations of the Commission thereunder, state
securities laws and the Hart-Scott-Rodino Act;
            (o)	Pioneer Independence Fund
currently complies in all material respects with, the
requirements of, and the rules and regulations under,
the Investment Company Act, the Securities Act, the
Exchange Act, state "Blue Sky" laws and all other
applicable federal and state laws or regulations.
Pioneer Independence Fund currently complies in all
material respects with all investment objectives,
policies, guidelines and restrictions and any
compliance procedures established by Pioneer
Independence Fund with respect to its series Pioneer
Independence Fund.  All advertising and sales
material currently used by Pioneer Independence
Fund complies in all material respects with the
applicable requirements of the Securities Act, the
Investment Company Act, the rules and regulations
of the Commission, and, to the extent applicable, the
Conduct Rules of FINRA and any applicable state
regulatory authority.  All registration statements,
prospectuses, reports, proxy materials or other filings
required to be made or filed with the Commission,
FINRA or any state securities authorities used by
Pioneer Independence Fund during the three (3)
years prior to the date of this Agreement have been
duly filed and have been approved or declared
effective, if such approval or declaration of
effectiveness is required by law.  Such registration
statements, prospectuses, reports, proxy materials
and other filings under the Securities Act, the
Exchange Act and the Investment Company Act (i)
are or were in compliance in all material respects
with the requirements of all applicable statutes and
the rules and regulations thereunder and (ii) do not or
did not contain any untrue statement of a material
fact or omit to state a material fact required to be
stated therein or necessary to make the statements
therein, in light of the circumstances in which they
were made, not false or misleading;
            (p)	Neither Pioneer Independence
Fund nor, to the knowledge of Pioneer Independence
Fund, any "affiliated person" of Pioneer
Independence Fund has been convicted of any felony
or misdemeanor, described in Section 9(a)(1) of the
Investment Company Act, nor, to the knowledge of
Pioneer Independence Fund, has any affiliated
person of Pioneer Independence Fund been the
subject, or presently is the subject, of any proceeding
or investigation with respect to any disqualification
that would be a basis for denial, suspension or
revocation of registration as an investment adviser
under Section 203(e) of the Investment Advisers Act
or Rule 206(4)-4(b) thereunder or of a broker-dealer
under Section 15 of the Exchange Act, or for
disqualification as an investment adviser, employee,
officer or director of an investment company under
Section 9 of the Investment Company Act; and
            (q)	The tax representation
certificate to be delivered by Pioneer Independence
Fund to Bingham McCutchen LLP at the Closing
pursuant to Paragraph 6.3 (the "Independence Fund
Tax Representation Certificate") will not on the
Closing Date contain any untrue statement of a
material fact or omit to state a material fact
necessary to make the statements therein not
misleading.
5.	COVENANTS OF THE FUNDS
      Pioneer Disciplined Growth Fund and
Pioneer Independence Fund, respectively, hereby
further covenant as follows:
      5.1	Pioneer Disciplined Growth Fund
covenants that the Independence Fund Shares to be
issued hereunder are not being acquired by Pioneer
Disciplined Growth Fund for the purpose of making
any distribution thereof other than in accordance
with the terms of this Agreement;
      5.2	Pioneer Disciplined Growth Fund will
assist Pioneer Independence Fund in obtaining such
information as Pioneer Independence Fund
reasonably requires concerning the beneficial
ownership of the Disciplined Growth Fund Shares.
      5.3	Subject to the provisions of this
Agreement, each Fund will take, or cause to be
taken, all actions, and do or cause to be done, all
things reasonably necessary, proper or advisable to
consummate the transactions contemplated by this
Agreement;
      5.4	Pioneer Disciplined Growth Fund
shall furnish to Pioneer Independence Fund on the
Closing Date a statement of assets and liabilities of
Pioneer Disciplined Growth Fund ("Statement of
Assets and Liabilities") as of the Closing Date
setting forth the NAV (as computed pursuant to
Paragraph 2.1) of Pioneer Disciplined Growth Fund
as of the Valuation Time, which statement shall be
prepared in accordance with GAAP consistently
applied and certified by Pioneer Series Trust V's
Treasurer or Assistant Treasurer.  As promptly as
practicable, but in any case within 30 days after the
Closing Date, Pioneer Series Trust V, on behalf of
Pioneer Disciplined Growth Fund, shall furnish to
Pioneer Independence Fund, in such form as is
reasonably satisfactory to Pioneer Independence
Fund, a statement of the earnings and profits of
Pioneer Disciplined Growth Fund for federal income
tax purposes, and of any capital loss carryovers and
other items that will be carried over to Pioneer
Independence Fund under the Code, and which
statement will be certified by the Treasurer of
Pioneer Series Trust V; and
      5.5	Neither Fund shall take any action
that is inconsistent with the representations set forth
herein or, with respect to Pioneer Disciplined
Growth Fund or Pioneer Series Trust V, in the
Disciplined Growth Fund Tax Representation
Certificate and, with respect to Pioneer
Independence Fund or its series Pioneer
Independence Fund, in the Independence Fund Tax
Representation Certificate.  Unless otherwise
required pursuant to a "determination" within the
meaning of Section 1313(a) of the Code, the parties
hereto shall treat and report the transactions
contemplated hereby as a reorganization within the
meaning of Section 368(a) of the Code and shall not
take any position inconsistent with such treatment.
6.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF PIONEER
DISCIPLINED GROWTH FUND
      The obligations of Pioneer Disciplined
Growth Fund to complete the transactions provided
for herein shall be, at its election, subject to the
performance by Pioneer Independence Fund of all
the obligations to be performed by it hereunder on or
before the Closing Date, and, in addition thereto, the
following further conditions, unless waived by
Pioneer Disciplined Growth Fund in writing:
      6.1	All representations and warranties by
Pioneer Independence Fund, on behalf of its series
Pioneer Independence Fund, contained in this
Agreement shall be true and correct in all material
respects as of the date hereof and, except as they
may be affected by the transactions contemplated by
this Agreement, as of the Closing Date with the same
force and effect as if made on and as of the Closing
Date;
      6.2	Pioneer Independence Fund shall
have delivered to Pioneer Series Trust V on the
Closing Date a certificate of Pioneer Independence
Fund, on behalf of its series Pioneer Independence
Fund, executed in its name by its President or Vice
President and its Treasurer or Assistant Treasurer, in
form and substance satisfactory to Pioneer Series
Trust V and dated as of the Closing Date, to the
effect that the representations and warranties of
Pioneer Independence Fund made in this Agreement
on behalf of its series Pioneer Independence Fund
are true and correct in all material respects at and as
of the Closing Date, except as they may be affected
by the transactions contemplated by this Agreement,
that each of the conditions to Closing in this Article
6 has been met, and as to such other matters as
Pioneer Series Trust V shall reasonably request;
      6.3	Pioneer Independence Fund shall
have delivered to Bingham McCutchen LLP an
Independence Fund Tax Representation Certificate,
satisfactory to Bingham McCutchen LLP, in a form
mutually acceptable to Pioneer Independence Fund
and Pioneer Series Trust V, concerning certain tax-
related matters; and
      6.4	With respect to Pioneer Independence
Fund, the Board of Trustees of Pioneer
Independence Fund shall have determined that the
Reorganization is in the best interests of Pioneer
Independence Fund and, based upon such
determination, shall have approved this Agreement
and the transactions contemplated hereby.
7.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF PIONEER
INDEPENDENCE FUND
      The obligations of Pioneer Independence
Fund to complete the transactions provided for
herein shall be, at its election, subject to the
performance by Pioneer Disciplined Growth Fund of
all the obligations to be performed by it hereunder on
or before the Closing Date and, in addition thereto,
the following further conditions, unless waived by
Pioneer Independence Fund in writing:
      7.1	All representations and warranties of
Pioneer Series Trust V, on behalf of Pioneer
Disciplined Growth Fund, contained in this
Agreement shall be true and correct in all material
respects as of the date hereof and, except as they
may be affected by the transactions contemplated by
this Agreement, as of the Closing Date with the same
force and effect as if made on and as of the Closing
Date;
      7.2	Pioneer Series Trust V shall have
delivered to Pioneer Independence Fund the
Statement of Assets and Liabilities of Pioneer
Disciplined Growth Fund pursuant to Paragraph 5.4,
together with a list of its portfolio securities showing
the federal income tax bases and holding periods of
such securities, as of the Closing Date, certified by
Pioneer Series Trust V's Treasurer or Assistant
Treasurer;
      7.3	Pioneer Series Trust V shall have
delivered to Pioneer Independence Fund on the
Closing Date a certificate of Pioneer Series Trust V,
on behalf of Pioneer Disciplined Growth Fund,
executed in its name by its President or Vice
President and a Treasurer or Assistant Treasurer, in
form and substance reasonably satisfactory to
Pioneer Independence Fund and dated as of the
Closing Date, to the effect that the representations
and warranties of Pioneer Series Trust V made in
this Agreement on behalf of Pioneer Disciplined
Growth Fund are true and correct in all material
respects at and as of the Closing Date, except as they
may be affected by the transactions contemplated by
this Agreement, that each of the conditions to
Closing in this Article 7 has been met, and as to such
other matters as Pioneer Independence Fund shall
reasonably request;
      7.4	Pioneer Series Trust V, on its own
behalf and on behalf of Pioneer Disciplined Growth
Fund, shall have delivered to Bingham McCutchen
LLP a Disciplined Growth Fund Tax Representation
Certificate, satisfactory to Bingham McCutchen
LLP, in a form mutually acceptable to Pioneer
Independence Fund and Pioneer Series Trust V,
concerning certain tax-related matters; and
      7.5	With respect to Pioneer Disciplined
Growth Fund, the Board of Trustees of Pioneer
Series Trust V shall have determined that the
Reorganization is in the best interests of Pioneer
Disciplined Growth Fund and, based upon such
determination, shall have approved this Agreement
and the transactions contemplated hereby.
8.	FURTHER CONDITIONS PRECEDENT
      If any of the conditions set forth below does
not exist on or before the Closing Date with respect
to either party hereto, the other party to this
Agreement shall, at its option, not be required to
consummate the transactions contemplated by this
Agreement:
      8.1	On the Closing Date, no action, suit
or other proceeding shall be pending before any
court or governmental agency in which it is sought to
restrain or prohibit, or obtain damages or other relief
in connection with, this Agreement or the
transactions contemplated herein;
      8.2	All consents of other parties and all
other consents, orders and permits of federal, state
and local regulatory authorities (including those of
the Commission and of state Blue Sky and securities
authorities) deemed necessary by either party hereto
to permit consummation, in all material respects, of
the transactions contemplated hereby shall have been
obtained, except where failure to obtain any such
consent, order or permit would not involve a risk of a
material adverse effect on the assets or properties of
either party hereto, provided that either party may
waive any such conditions for itself;
      8.3	The registration statement on Form
N-14 filed in connection with this Agreement shall
have become effective under the Securities Act and
no stop order suspending the effectiveness of the
registration statement shall have been issued and, to
the knowledge of the parties hereto, no investigation
or proceeding for that purpose shall have been
instituted or be pending, threatened or contemplated
under the Securities Act;
      8.4	The parties shall have received an
opinion of Bingham McCutchen LLP, satisfactory to
Pioneer Series Trust V and Pioneer Independence
Fund and subject to customary assumptions and
qualifications, substantially to the effect that, based
upon certain facts, assumptions and representations,
and upon certifications contained in the
Independence Fund Tax Representation Certificate
and the Disciplined Growth Fund Tax
Representation Certificate, for federal income tax
purposes (i) the Reorganization will constitute a
"reorganization" within the meaning of Section
368(a) of the Code, and each of Pioneer Disciplined
Growth Fund and Pioneer Independence Fund will
be a "party to a reorganization" within the meaning
of Section 368(b) of the Code; (ii) no gain or loss
will be recognized by Pioneer Disciplined Growth
Fund on the transfer of the Disciplined Growth Fund
Assets to Pioneer Independence Fund solely in
exchange for the Independence Fund Shares and the
assumption by Pioneer Independence Fund of the
Assumed Liabilities, or upon the distribution of the
Independence Fund Shares to the shareholders of
Pioneer Disciplined Growth Fund, except for (A)
gain or loss that may be recognized on the transfer of
"section 1256 contracts" as defined in Section
1256(b) of the Code, (B) gain that may be
recognized on the transfer of stock in a "passive
foreign investment company" as defined in Section
1297(a) of the Code, or (C) any other gain that may
be required to be recognized as a result of the closing
of Pioneer Disciplined Growth Fund's taxable year
or upon the transfer of an asset regardless of whether
such transfer would otherwise be a non-recognition
transaction under the Code; (iii) the tax basis in the
hands of Pioneer Independence Fund of each
Disciplined Growth Fund Asset will be the same as
the tax basis of such Disciplined Growth Fund Asset
in the hands of Pioneer Disciplined Growth Fund
immediately prior to the transfer thereof, increased
by the amount of gain (or decreased by the amount
of loss), if any, recognized by Pioneer Disciplined
Growth Fund on the transfer; (iv) the holding period
of each Disciplined Growth Fund Asset in the hands
of Pioneer Independence Fund, other than assets
with respect to which gain or loss is required to be
recognized, will include in each instance the period
during which such Disciplined Growth Fund Asset
was held by Pioneer Disciplined Growth Fund; (v)
no gain or loss will be recognized by Pioneer
Independence Fund upon its receipt of the
Disciplined Growth Fund Assets solely in exchange
for Independence Fund Shares and the assumption of
the Assumed Liabilities; (vi) no gain or loss will be
recognized by the Disciplined Growth Fund
Shareholders upon the exchange of all of their
Disciplined Growth Fund Shares for Independence
Fund Shares as part of the Reorganization; (vii) the
aggregate tax basis of the Independence Fund Shares
that each Disciplined Growth Fund Shareholder
receives in the Reorganization will be the same as
the aggregate tax basis of the Disciplined Growth
Fund Shares exchanged therefor; (viii) each
Disciplined Growth Fund Shareholder's holding
period for the Independence Fund Shares received in
the Reorganization will include the period for which
such shareholder held the Disciplined Growth Fund
Shares exchanged therefor, provided that the
Disciplined Growth Fund Shareholder held such
Disciplined Growth Fund Shares as capital assets on
the date of exchange.  Notwithstanding anything in
this Agreement to the contrary, neither Pioneer
Disciplined Growth Fund nor Pioneer Independence
Fund may waive the condition set forth in this
paragraph 8.4.
      8.5	Pioneer Series Trust V, on behalf of
Pioneer Disciplined Growth Fund, shall have
distributed to the Disciplined Growth Fund
Shareholders, in a distribution or distributions
qualifying for the deduction for dividends paid under
Section 561 of the Code, all of Pioneer Disciplined
Growth Fund's investment company taxable income
(as defined in Section 852(b)(2) of the Code
determined without regard to Section 852(b)(2)(D)
of the Code) for its taxable year ending on the
Closing Date, all of the excess of (i) its interest
income excludable from gross income under Section
103(a) of the Code over (ii) its deductions
disallowed under Sections 265 and 171(a)(2) of the
Code for its taxable year ending on the Closing Date,
and all of its net capital gain (as such term is used in
Sections 852(b)(3)(A) and (C) of the Code), after
reduction by any available capital loss carryforward,
for its taxable year ending on the Closing Date.
9.	BROKERAGE FEES AND EXPENSES
      9.1	Each party hereto represents and
warrants to the other party hereto that there are no
brokers or finders entitled to receive any payments in
connection with the transactions provided for herein.
      9.2	The parties have been informed by
Pioneer that it will pay 100% of the expenses
incurred in connection with the Reorganization
(including, but not limited to, the preparation of the
registration statement on Form N-14).
Notwithstanding any of the foregoing, expenses will
in any event be paid by the party directly incurring
such expenses if and to the extent that the payment
by another person of such expenses would result in
the disqualification of such party as a "regulated
investment company" within the meaning of Section
851 of the Code or would prevent the Reorganization
from qualifying as a tax-free reorganization.
10.	ENTIRE AGREEMENT; SURVIVAL OF
WARRANTIES
      10.1	Pioneer Independence Fund and
Pioneer Series Trust V each agrees that neither party
has made any representation, warranty or covenant
not set forth herein or referred to in Paragraphs 4.1
or 4.2 hereof and that this Agreement constitutes the
entire agreement between the parties.
      10.2	The covenants to be performed after
the Closing by both Pioneer Independence Fund and
Pioneer Series Trust V shall survive the Closing.
The representations and warranties and all other
covenants contained in this Agreement or in any
document delivered pursuant hereto or in connection
herewith shall not survive the consummation of the
transactions contemplated hereunder.
11.	TERMINATION
      11.1	This Agreement may be terminated
by the mutual agreement of Pioneer Independence
Fund and Pioneer Series Trust V.  In addition, either
party may at its option terminate this Agreement at
or prior to the Closing Date:
            (a)	by resolution of Pioneer
Independence Fund's Board of Trustees if
circumstances should develop that, in the good faith
opinion of such Board, make proceeding with the
Agreement not in the best interests of Pioneer
Independence Fund's shareholders; or
            (b)	by resolution of Pioneer Series
Trust V's Board of Trustees if circumstances should
develop that, in the good faith opinion of such
Board, make proceeding with the Agreement not in
the best interests of Pioneer Disciplined Growth
Fund's shareholders.
      11.2	In the event of any such termination,
there shall be no liability for damages on the part of
Pioneer Independence Fund, its series Pioneer
Independence Fund, Pioneer Series Trust V or
Pioneer Disciplined Growth Fund, or the trustees or
officers of Pioneer Series Trust V or Pioneer
Independence Fund, but, subject to Paragraph 9.2,
each party shall bear the expenses incurred by it
incidental to the preparation and carrying out of this
Agreement.
12.	AMENDMENTS
      This Agreement may be amended, modified
or supplemented in such manner as may be mutually
agreed upon in writing by the authorized officers of
Pioneer Series Trust V and Pioneer Independence
Fund; provided that nothing contained in this Section
12 shall be construed to prohibit the parties from
amending this Agreement to change the Closing
Date.
13.	NOTICES
      Any notice, report, statement or demand
required or permitted by any provision of this
Agreement shall be in writing and shall be given by
prepaid telegraph, telecopy or certified mail
addressed to Pioneer Series Trust V and Pioneer
Independence Fund at 60 State Street, Boston,
Massachusetts 02109.
14.	HEADINGS; COUNTERPARTS;
GOVERNING LAW; ASSIGNMENT
      14.1	The article and paragraph headings
contained in this Agreement are for reference
purposes only and shall not affect in any way the
meaning or interpretation of this Agreement.
      14.2	This Agreement may be executed in
any number of counterparts, each of which shall be
deemed an original.
      14.3	This Agreement shall be governed by
and construed in accordance with the internal laws of
the State of Delaware, without giving effect to
conflict of laws principles (other than Delaware
Code Title 6 SS 2708); provided that, in the case of
any conflict between those laws and the federal
securities laws, the latter shall govern.
      14.4	This Agreement shall bind and inure
to the benefit of the parties hereto and their
respective successors and assigns, but no assignment
or transfer hereof or of any rights or obligations
hereunder shall be made by either party without the
prior written consent of the other party hereto.
Nothing herein expressed or implied is intended or
shall be construed to confer upon or give any person,
firm or corporation, or other entity, other than the
parties hereto and their respective successors and
assigns, any rights or remedies under or by reason of
this Agreement.
*  *  *  *  *

      IN WITNESS WHEREOF, each of the
parties hereto has caused this Agreement to be executed as of the date first set forth above by its President or Vice President and attested by its Secretary or Assistant Secretary.
Attest:
PIONEER SERIES TRUST V,
on behalf of its series,
PIONEER DISCIPLINED GROWTH FUND

By: ________________________________
Name: Christopher J. Kelley
Title: Secretary

By:
_____________________________________
Name: John F. Cogan, Jr.
Title:  President

Attest:
PIONEER INDEPENDENCE FUND,
on behalf of its series,
PIONEER INDEPENDENCE FUND

By: ________________________________
Name: Christopher J. Kelley
Title: Secretary

By:
_____________________________________
Name: John F. Cogan, Jr.
Title:  President

Attest:
Solely for purposes of paragraph 9.2 of the
Agreement:
Pioneer Investment Management, Inc.

By: ________________________________
Name: Christopher J. Kelley
Title: Vice President

By:__________________________________
Name:
Title:


SCHEDULE 4.1
None

SCHEDULE 4.2
None



22
A/75366386.5

A/75366386.5